- 52 -



                  UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED
                         BENEFIT RESTORATION PLAN TRUST


         THIS TRUST AGREEMENT, effective as of the date of execution by the Trustee, by and between UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED, a Virginia corporation, UNIVERSAL CORPORATION, a Virginia corporation, and WACHOVIA BANK, N.A., a national banking association (the "Trustee");

                                    RECITALS

         A. Universal Leaf Tobacco Company, Incorporated, or any successor thereto, Universal Corporation, and any of its subsidiaries, which are Participating Employers in the Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated, and Designated Affiliated Companies, as the context may require (the "Company"), has adopted the 1996 Benefit Restoration Plan (the "Plan") identified in Appendix A.

         B. The Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to participants in the Plan and their beneficiaries in such manner and at such times as specified in the Plan.

         C. The parties intend that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

         D. The Company intends to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                     Section 1. ESTABLISHMENT OF THE TRUST.

         (a) The Company hereby deposits with the Trustee in trust the sum of $10.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company.

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                                     - 53 -

Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant (or his or her beneficiary) shall have any right to compel such additional deposits except as provided below.

         (f) Notwithstanding the above, upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. The Trustee may, in its discretion, compel such contribution after a Change of Control.

        Section 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan, except after a Change of Control, the Trustee may make such determination in its sole discretion.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company if such principal and earnings are not sufficient.

      Section 3. RESPONSIBILITY OF THE TRUSTEE REGARDING PAYMENTS TO TRUST
                      BENEFICIARIES WHEN THE COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

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                                     - 54 -

         (b) At all times during the continuance of the Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

                  (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c)  Provided  that  there  are  sufficient   assets,  if  the  Trustee
discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4. RESTORATION TO THE COMPANY OF EXCESS TRUST ASSETS

         To the extent that the principal of the Trust, and any earnings thereon become sufficient to pay each plan participant or beneficiary, exceed one hundred and twenty-five percent (125%) of the benefits to which plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan measured as of each December 31, then any such excess shall be returned to the Company within thirty (30) days of the Company delivering a written notice to the Trustee. The notice shall set forth the existence of the excess, the Company's desire to have the amount which exceeds 125% of the total benefits due the participant restored to the Company, a calculation of the amount of the excess and a direction to distribute the funds to the Company.


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                                     - 55 -

                       Section 5. PAYMENTS TO THE COMPANY.

         Except as provided in Section 3, Section 4 and Section 13(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                        Section 6. INVESTMENT AUTHORITY.

         (a) The Trustee may invest, by way of illustration and not limitation, in securities (including stock or rights to acquire stock) or obligations issued by the Company or its affiliates, contracts, including contracts issued by an insurance Company, instruments issued by a bank, including the Trustee, or such other investments as may be permitted by law. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to securities issued by the Company or its affiliates will be exercised by the Company.

         (b) Prior to a Change of Control, the Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                        Section 7. DISPOSITION OF INCOME.

         During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                      Section 8. ACCOUNTING BY THE TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                    Section 9. RESPONSIBILITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.


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                                     - 56 -

         (b) If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. This indemnity shall survive the termination of this Agreement.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire  agents,  accountants,  actuaries,  investment
advisors,   financial  consultants  or  other  professionals  to  assist  it  in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding the provisions of Section 8(e), the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

              Section 10. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall pay all administrative expenses and fees of the Trustee. If not so paid, the fees and expenses shall be paid from the Trust.

               Section 11. RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee.

         (c) If the Trustee resigns or is removed within one (1) year of a Change of Control, as defined herein, the Company shall select a successor Trustee with total trust assets exceeding $1 billion prior to the effective date of the Trustee's resignation or removal.

         (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90)days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  Section 12. APPOINTMENT OF SUCCESSOR TRUSTEE.

         (a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor Trustee to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former
Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                      Section 13. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (i) conflict with the terms of the Plan, or (ii) add any additional plans to the trust obligations, or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof or (iii) make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         (c) Upon written approval of Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate the Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

                           Section 14. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

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                                     - 58 -


         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         (d) For purposes of this Trust Agreement, a Change of Control means and shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Universal Corporation having 20 percent or more of the total number of votes that may be cast for the election of Directors of Universal Corporation; or, (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of Universal Corporation before the Transaction shall cease to constitute a majority of the Board of Universal Corporation or any successor to Universal Corporation.


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                                     - 59 -

                           Section 15. EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be as set forth above.

                                          UNIVERSAL LEAF TOBACCO
                                          COMPANY, INCORPORATED

Date: June 24, 1997                By  /s/Karen M. L. Whelan
     ---------------                 ----------------------------------
                                          Name:  Karen M. L. Whelan
                                          Title: Vice President, Treasurer

Date: June 24, 1997                By  /s/James M. White III
     ---------------                 ----------------------------------
                                          Name:  James M. White III
                                          Title: Secretary and General Counsel

                                          UNIVERSAL CORPORATION

Date: June 24, 1997                By  /s/Karen M. L. Whelan
     ---------------                 ----------------------------------
                                          Name:  Karen M. L. Whelan
                                          Title: Vice President, Treasurer

Date: June 24, 1997                By  /s/James M. White III
     ---------------                 ----------------------------------
                                          Name:  James M. White III
                                          Title: Secretary and General Counsel


                                          WACHOVIA BANK, N.A.

Date: June 25, 1997                By  /s/Peter D. Quinn
     ---------------                 ----------------------------------
                                          Name:  Peter D. Quinn
                                          Title: Vice President